CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in Post-Effective Amendment No. 11 on Form N-1A of the Upright Growth Fund of our report dated November 22, 2006 on the financial statements of such Fund.  We also consent to the reference to our firm as Independent Registered Public Accountants in such Registration Statement.

/s/ Meyler & Company, LLC

January 18, 2007